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                                                                    Exhibit 10.2
                                                                    ------------

                            O F F I C E   L E A S E


PARTIES. This LEASE, made this 9th day of April 1997 by and between SPENCO, Ltd., a Virginia limited partnership (hereinafter called "Landlord") and Boron LePore & Associates, Inc., a Delaware corporation (hereinafter called "Tenant").

                             W I T N E S S E T H :

The parties hereto, for themselves, their heirs, personal representatives, successors and assigns, covenant and agree as follows:

1.  Premises, Uses And Rent
    -----------------------

    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord room(s) numbered Suites 200 & 300; consisting of approximately 20,511 square feet (hereinafter called "demised premises"), on the 2nd and 3rd floors of the office building known as the Norfolk Commerce Park Office Building (hereinafter called "Building") at 5360 Robin Hood Road in Norfolk, Virginia, 23513 to be used as executive and general offices and for no other purpose whatsoever, for the term of ten (10) years (unless sooner terminated as hereinafter provided) beginning on July 15, 1997 and ending on July 14, 2007 at the rental of Fourteen Thousand Five Hundred Twenty-eight and 63/100 Dollars ($14,528.63) per month and increasing as set forth in paragraph 31, payable in advance without demand and without set-off, on the first day of each and every month during said term at Landlord's office, unless and until Tenant is otherwise notified in writing by Landlord.

2.  Possession.  Tenant shall be granted immediate possession of the premises
    ----------
    upon execution of this Lease for the purpose of making improvements. No rent will be payable during this improvement period. Rent will commence on July 15, 1997 in accordance with paragraph 32 herein.

3.  Payment of Rent, Assignment, Etc.  Tenant covenants that (i) it will,
    ---------------------------------
    without demand therefor being made, pay the rent at the time and in the manner above provided, (ii) it will pay Landlord as a late charge the greater of One Hundred Dollars ($100.00) or eighteen percent (18%) of the amount due on all rents and all other sums due under this Lease, if said sums have not been paid within ten (10) days of the due date without set off. Landlord expressly reserves all other rights and remedies provided herein and by law with respect to nonpayment of the rents provided for herein, (iii) it will not assign, or otherwise transfer this Lease or sublet the demised premises or suffer or permit the demised premises or any part thereof (even desk space) to be used by others without Landlord's prior written consent which will not be unreasonably withheld or delayed, and (iv) it will not use the demised premises for any purpose except as above provided. Any transfer by sale, encumbrance or otherwise of a majority of Tenant's issued and outstanding stock (if Tenant is a corporation), or any lawful levy or sale on execution or other legal process, or any assignment or sale in bankruptcy or insolvency or under any compulsory procedure, shall be deemed an assignment within the meaning of this Lease.

4.  Services  Landlord will furnish the demised premises, without additional
    --------
    charge, ordinary janitorial and cleaning service (five [5] days per week, excluding holidays, including vacuuming of carpeting -- shampoo of same will be at Tenant's expense), water, electricity for lighting and for business machines, and heating and air-conditioning at all times with thermostats within the premises to be controlled by Tenant. In the event of interruption or suspension of any service, howsoever caused, Landlord shall not be liable or responsible to Tenant or anyone else in any way, but Landlord shall restore such service with reasonable dispatch. Tenant agrees to reimburse Landlord on a quarterly basis in arrears for the cost of such extra electricity to the extent that such cost for extra electricity exceeds $1.30 per square foot per year. Landlord, at its cost, will install a separate meter for the Premises to monitor actual usage. Tenant shall not use any method of heating or cooling the demised premises other than that provided by Landlord, except supplemental HVAC which Tenant will install to control the temperature in the computer room.

5.  Hours of Operation  The Building shall remain open to the public during
    ------------------
    regular business hours daily (8:00 a.m. - 6:00 p.m. Monday through Friday, 8:00 a.m. - 12:00 p.m. Saturday), Sundays and holidays excepted, and Landlord agrees that it will furnish automatic elevator service during such hours. Tenant, and its employees, will have access to the Building twenty four (24) hours daily, seven (7) days a week with all services described in Paragraph 4 being provided (including elevators) with the exception that janitorial services will not be provided on Saturday and Sunday unless Tenant requires and pays separately for such additional service.

6.  Tenant Care, Alterations, Etc.  Tenant covenants that during the term it
    ------------------------------
    will take care of the demised premises and deliver up the demised premises in as good order and condition as the same were in at the time possession thereof was delivered to Tenant, ordinary wear and tear and damage caused by fire or other unavoidable casualty excepted. Tenant shall make no alterations, additions, or improvements to the demised premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. All alterations, additions and improvements made to the demised premises whether by Landlord or by Tenant, except movable office furniture and equipment put in at Tenant's expense, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises at the termination of this Lease. All damage and injury to the demised premises, normal wear and tear excepted, its fixtures, appurtenances and equipment, and to the Building, its fixtures, appurtenances and equipment, caused by Tenant, its servants employees, agents, independent contractors or invitees, shall be repaired, restored or replaced promptly to Landlord's satisfaction by Tenant at Tenant's sole cost and expense. All installations, repairs, restorations and replacements shall be equal in quality to the original work. Landlord hereby approves Tenant's request to expand the existing restroom and break room facilities on the common areas of the 2nd and 3rd floors subject to satisfactory review of plans to be submitted by Tenant.

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7.   Rules and Regulations  Tenant covenants that the following rules and
     ---------------------
     regulations, which may be amended and/or supplemented from time to time by Landlord, relating to the Building and the demised premises shall be faithfully observed by Tenant, its employees, servants, agents, and independent contractors:

           (a) The entry, passages, elevators and stairways may be used for ingress and egress only.

           (b) Space for admitting natural light into any public area of the building shall not be covered or obstructed by Tenant.

           (c) Toilets and other like apparatus shall be used only for the purpose for which they were constructed. Any and all damage from misuse by Tenant shall be borne by Tenant.

           (d) Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building, or bring or keep any pets or other animals therein, or commit or make any indecent or improper act or noise, or do or permit anything which will in any way obstruct, injure, annoy or interfere with other Tenants or those having business with them, or affect any insurance rate on the Building or violate any provision of any insurance policy on the building, or conflict with any rule or ordinance of the Board of Health, Fire Department, or any governmental authority and Tenant shall comply with all governmental laws, orders, and regulations with respect to Tenant's use or occupancy of the demised premises.

           (e) Furniture, supplies and equipment of Tenant shall be delivered only at times designated by Landlord.

           (f) Tenant shall not permit cleaning by any person other than employees of the Building.

           (g) Landlord, at its expense, will install standardized venetian blinds (or similar to existing blinds) on all windows, and said blinds will remain the property of Landlord.

           (h) Landlord will furnish Tenant with ten (10) keys for the demised premises and one for each appropriate restroom. All additional keys will be at Tenant's expense. If Landlord furnishes Tenant a key to the lobby door of the building, Tenant agrees to lock the lobby door immediately upon entering and leaving the Building during such hours as the Building is closed and Tenant shall be responsible for any and all damage and/or injury to person and/or property resulting from Tenant's neglecting to lock said door as aforesaid. All such keys in Tenant's possession or known by Tenant to be in existence shall be delivered to Landlord at the termination of this Lease. Tenant shall not place any additional lock on any door in the building without Landlord's prior written consent, and doors, leading to the corridors or main halls shall be kept closed at all times except as they may be used for ingress and egress. Tenant will require and install a card access or other such system at all tenant entry doors, including stairwells.

           (i) No bicycles or vehicles of any kind shall be brought into or kept in or about the demised premises or the lobby or halls of the building, and no cooking (except microwave) shall be done or permitted by Tenant on the demised premises. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or emanate from the demised premises.

           (j) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

           (k) Tenant shall not place a load on any floor of the demised premises exceeding 50 lb. per square foot. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment.

8.  Damage, Destruction And Restoration  If the building shall be damaged by
    -----------------------------------
    fire, elements, or other casualty to such an extent that more than one hundred twenty (120) working days of 8 hours each shall be required to restore the Building, Landlord or Tenant shall have the right to cancel this Lease by giving the other party written notice of its intention to do soafter one hundred twenty (120) days if restoration is not complete, provided, however, that if such damage is the result of any act or omission to act of Tenant, its servants, employees, agents, or visitors, the rent shall not be abated and Tenant shall continue to pay the full rent as hereinbefore set forth. If this Lease is not canceled as aforesaid, Landlord shall cause the Building and the demised premises to be restored with reasonable dispatch and the rental due shall be equitably and proportionately abated, according to the loss of use of the demised premises, from time of such damage until the Building and the demised premises shall have been restored to tenantable condition; provided, however, that if said damage is the result of any act or omission to act of Tenant, its servants, employees, agents or visitors, the rent shall not be abated and Tenant shall continue to pay the full rent as hereinbefore set forth.

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9.  Condemnation Proceedings  If the whole or any part of the building, shall be
    ------------------------
    taken or condemned (or sold pursuant to the threat of such taking) by a competent authority for any public or quasi-public use or purpose, then the term of this Lease, at the option of Landlord, shall cease and terminate from the date when possession is delivered to the condemning authority. In the event the demised premises are similarly taken, condemned or sold, in whole or part, then the term of this Lease shall, at the option of either party hereto, cease and terminate on the date when possession is delivered to the condemning authority. In no event shall Tenant have any claim, to any award made as the result of such taking, nor shall Tenant have any claim against Landlord for the value of any unexpired term of this Lease, but the rent shall be abated as of the date of such termination. Tenant may seek, in a separate proceeding, a separate award on the account of any damages or costs incurred by Tenant as a result of such condemnation or taking, so long as such separate award does not diminish any award of payment which Landlord would otherwise receive as a result of such condemnation or taking.

10. Default  In the event Tenant defaults for a period of ten (10) days after
    -------
    written notice thereof from Landlord in paying any installment of rent due hereunder or in performing any of the terms, covenants, conditions, or provisions hereof binding upon Tenant, or in observing or performing any of the rules and regulations set forth in paragraph 7 hereof, as the same may be amended from time to time, or in the event there shall be filed by or against Tenant in any court a petition in bankruptcy or insolvency, or for Tenant's reorganization, or for the appointment of a receiver or trustee for all or a portion of Tenant's property and Tenant fails to secure a discharge thereof within thirty (30) days, or if Tenant makes an assignment for the benefit of creditors, or if Tenant abandons or deserts the demised premises, Landlord shall have the right, in addition to all other rights and remedies provided by law, to re-enter the demised premises peaceably or by force, with or without process of law, and to take possession thereof and to terminate this Lease. No such termination of this Lease nor recovering possession of the demised premises, however, shall deprive Landlord of any action or remedy against Tenant for possession, rent (accrued) or damages, nor constitute a waiver of any lien of Landlord on the property of Tenant and Landlord may (but shall not be obligated to) relet the demised premises in whole or in part for the unexpired portion of the term and Tenant shall be obligated to reimburse Landlord for all of its expenses in connection with such retaking and reletting, including any loss of rental which might result.

11. Landlord's Liability  It is agreed that neither Landlord nor Agent shall be
    --------------------
    liable or responsible in any way for any injury to person or damage to or loss or theft of property sustained in or about the demised premises or the Building, however the same be caused, unless due to Landlord's or Agent's own willful act. Tenant absolves Landlord and Agent from damage to person or property caused by breakage of glass, or by leaks, breaks or overflow of roof, pipes, drains or plumbing fixtures, or by falling plaster, imperfect wiring or construction, unless Landlord has been put on notice of such cause and fails to remedy the same within a reasonable time. Because Tenant is contracting directly for its own improvements to the premises, Landlord will be exempted from responsibility for any defective construction associated therewith.

12. Zoning.  Tenant will operate a telemarketing business on the Premises, with
    ------
    associated equipment and employees numbering approximately 225. Landlord represents and warrants that to the best of Landlord's actual knowledge, such activity does not violate any local or state zoning or land use law.

13. Notice of Accident Or Defect  Tenant shall give to Landlord immediate
    ----------------------------
    notice of any accident to or occurring in and of any known defects in the demised premises or the Building, including fire, accident involving a person, and accident to or defects in the water pipes, electric wires, elevator and heating and cooling apparatus, which defects shall thereupon be remedied by Landlord with due diligence unless caused by the acts or omissions of Tenant, its agents, servants, employees, independent contractors or visitors, in which case the necessary repairs thereto shall be made as provided in paragraph 6 hereof.

14. Entry By Landlord  Landlord and Landlord's agents, employees and
    -----------------
    independent contractors shall have the right to enter the demised premises at all times, during normal business hours upon twenty-four (24) hours advance written notice to Tenant, absent an emergency, to examine the same and to show them to prospective purchasers or lessees of the Building, or any portion thereof, and to make such decorations, repairs, alterations, improvements or additions as Landlord deems desirable, and Landlord and Landlord's agents, employees and independent contractors shall be allowed to take all material into and upon the demised premises that may be required therefor taking every reasonable action to make repairs, alterations, improvements, or additions, so as to cause the least possible interference with Tenant's business, without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while such decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of the use of the demised premises by Tenant or otherwise. During the 6 months prior to the expiration of this Lease, Landlord may exhibit the demised premises to prospective tenants thereof, and place upon the demised premises the usual notices "TO LET", which notices Tenant shall permit to remain thereon without molestation.

15. Holding Over  Any holding over after the expiration of the term hereof,
    ------------
    with the consent of the Landlord, shall be construed to be a tenancy from month to month at the rents, additional rents and charges herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable. Any holding over after the expiration of the term hereof, without the consent of the Landlord, shall be construed to be tenancy from month to month, at 125% the rents herein specified (prorated on a monthly basis).

16. Notice  Any notice herein provided to be given by Tenant to Landlord shall
    ------
    be deemed to be given when duly posted in United States registered or certified mail addressed to Agent as aforesaid, and any notice herein provided from Landlord to Tenant shall be deemed to be given if delivered in person to Tenant or when duly posted in United States mail addressed to Tenant at the demised premises. To Landlord: SPENCO, Ltd., c/o Leroy Spencer, 5360 Robin Hood Road, Norfolk, VA 23513. To Tenant: Boron, LePore & Associates, Inc., c/o Greg Boron, 17-17 Route 208 North, Fair Lawn, NJ 07410.

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17. Nonwaiver Of Conditions  No act or thing done by Landlord or Landlord's
    -----------------------
    agents or employees during the term hereof shall be deemed an acceptance of a surrender of the demised premises, save and except an agreement to accept such surrender in writing and signed by Landlord. Tenant agrees that failure of Landlord to insist upon strict observance of any of the terms or conditions hereof at any time shall not be deemed a waiver of its right to insist on strict observance thereafter.

18. Mortgages, Deeds Of Trust  This Lease is subject or subordinate to all
    -------------------------
    ground and underlying Leases and the liens of all mortgages and deeds of trust which may now or hereafter be placed on the real property of which the demised premises form a part, and no further instrument in writing shall be necessary to effectuate such subordination. Tenant agrees that upon the request of Landlord, it will execute and deliver any and all documents confirming such subordination.

19. Waiver Of Jury  Insofar as permitted by law, Landlord and Tenant waive
    --------------
    trial by jury in any action or proceeding or counterclaim between the parties hereto, or their successors, arising out of or in any way connected with this Lease or any of its provisions, Tenant's use or occupancy of the demised premises, and/or any claim of injury or damage.

20. Observance Of Covenants  If Tenant shall default in the observance or
    -----------------------
    performance of any provision or covenant on Tenant's part to be observed or performed under this Lease, Landlord (in addition to all other remedies herein or by law provided) may, immediately or at any time thereafter and without notice to Tenant, perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at 10% and costs, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within 5 days of rendition of any bill or statement to Tenant therefor. The above notwithstanding, Tenant may void the imposition of interest and costs, and contest any such charges by depositing the total amount in dispute in an interest bearing escrow account of its Virginia counsel, and attempting to resolve such dispute within thirty (30) days from the date of such deposit. In the event such dispute has not been resolved, then Tenant may continue such contest by instituting litigation to resolve the dispute in the Norfolk Circuit Court within ten (10) days of the expiration of such thirty (30) day period, and upon the resolution of such matter, the monies being held in escrow shall be paid to the prevailing party.

21. No Parol Representations  Tenant recognizes that neither Landlord nor Agent
    ------------------------
    nor anyone acting for Landlord has made any representation or promise with respect to the Building, the land upon which it is erected or the demised premises, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Taking possession of the demised premises by Tenant shall be conclusive evidence that Tenant accepts same "as is" and that the demised premises and the Building were in good and satisfactory condition at the time such possession was so taken.

22. Quiet Enjoyment  Landlord covenants and agrees that upon Tenant's paying
    ---------------
    the rent and observing and performing all the covenants, conditions and provisions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the demised premises, subject, nevertheless, to any and all underlying Leases and mortgages and deeds of trust now or hereafter affecting the demised premises.

23. Conveyance Or Assignment  The term "Landlord" as used in this Lease means
    ------------------------
    only the owner, or the mortgagee in possession, for the time being of the land and the Building (or the owner of a lease of the Building or of the land and Building) so that in the event of any conveyance or conveyances of said land and Building or an assignment of such lease, or in the event of a lease of the Building, or of the land and Building, the Landlord specifically named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, subsequent to the date of such transfer, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the grantee, or the assignee, or the lessee of the Building or of the land and Building, that the grantee or the assignee or the lessee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder, subsequent to the date of such transfer. If the leased premises are sold during the term of the lease, such sale will be made subject to Tenant's tenancy.

24. Heirs And Executors Bound  The covenants, conditions and agreements
    -------------------------
    contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, assigns.

25. Contract Of Landlord With Agents.   It is further understood and agreed
    ---------------------------------
    that no sale or other disposition of the demised premises, or any interest therein, shall be made by Landlord or any party claiming through Landlord, except subject to Agent's rights hereunder, and any purchaser or transferee of the demised premises, or of any interest therein, shall be deemed to have assumed all of Landlord's obligations under this paragraph. The obligations of Landlord set forth in this paragraph shall be deemed a continuing lien or charge upon the interest of Landlord (and any transferee of such interest) in the demised premises and upon any and all funds of Landlord (or any party claiming through Landlord) held by Agent. Landlord and Tenant hereby recognize that Robinson Sigma Commercial Real Estate and Goodman Segar Hogan Hoffler, L.P. (both hereinafter referred to as "Agent") have participated in this transaction and no other real estate brokers have participated or shall be due a commission. For the initial and expanded occupancy of Tenant, a real estate commission shall be paid by Landlord to Agent as per separate commission agreement.

26. Headings  The headings appearing at the beginning of each paragraph of this
    --------
    Lease are intended only for convenience of reference and are not to be considered in construing this Lease.

27. Estoppel Certificates
    ---------------------

    (a) Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed and the date it expires; the date Tenant entered into occupancy of the Premises; the amount of minimum monthly rent and the date to which such rent has been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied; that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received; that on this date there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; that no rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof); and as to any other fact or condition reasonably requested by the Landlord. In the event any of such provisions have not been satisfied, then such certificate shall state which conditions are unsatisfied.

    (b) It is intended that any such statement delivered pursuant to this paragraph may be relied upon by the Landlord or prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to the Landlord or a prospective purchaser or mortgagee.

    (c) The failure of the Tenant to execute, acknowledge and deliver to the Landlord a statement in accordance with the provision of this paragraph will constitute a breach of this Lease by the Tenant.

28. Tenant Liability Insurance.
    ---------------------------

    (a) Tenant agrees that he will hold Landlord, Agent, Landlord's mortgagees and the Landlord under any ground lease harmless from any and all injury or damage to person or property in, on or about the demised premises and the portion of Common Areas adjoining the demised premises, including, without limitation, all costs, expenses, claims or suits arising in connection therewith; provided, however, that this clause shall not apply to injury or damage caused by Landlord's own willful act or Landlord's failure to make any repair (which Landlord has herein agreed to make) within a reasonable time after Tenant's written notice of the need therefor. Tenant will, at all times commencing on the date of delivery of possession of the demised premises to Tenant, at his own cost and expense, carry with a company or companies, satisfactory to Landlord, public liability insurance on the demised premises and adjoining Common Areas, with limits of not less than Five Hundred Thousand Dollars ($500,000.00) per occurrence for injury or death to one person and One Million Dollars ($1,000,000.00) per occurrence for injury or death to more than one person, and property damage of Fifty Thousand Dollars ($50,000.00) per occurrence for each accident, which insurance shall be written or endorsed so as to protect Landlord, Agent and Tenant, as their respective interests may appear. Said policy or policies shall contain a provision insuring Tenant against all liability which Tenant might have under the foregoing indemnity provision. Tenant covenants that certificates of all such insurance policies shall be delivered to Landlord promptly without demand. Such policy shall also contain a provision that it may not be terminated without thirty (30) days paid written notice to Landlord. If Tenant fails to provide such insurance, Landlord may, but shall not be required to, obtain such insurance and collect the cost thereof as a part of the rent herein reserved. The above notwithstanding, Tenant may obtain such liability insurance limits through the use of an excess liability or "umbrella" insurance policy.

     (b) Tenant and all those claiming by, through or under Tenant shall store their property in, and shall occupy and use the demised premises and any improvements therein and appurtenances thereto and all other portions of the Building solely at their own risk, and Tenant and all those claiming by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to businesses or for business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use, or resulting from any present or future condition or state of repair thereof. Landlord shall not be responsible or liable at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury or damage to property or business, or for business interruption, that may be occasioned by the acts, omissions or negligence of any other persons or any other tenants or occupants of any portion of the Building, other than those hired by Landlord. Landlord shall not be responsible at any time for any defects, latent or otherwise, in any buildings or improvements in the Building or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable at any time for loss of life, or injury or damage to any person or to any property or business to Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing of water, steam, gas, sewage, snow or ice in any part of the demised premises or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of any buildings or improvements in the Building, including the demised premises and the equipment, fixtures, machinery, appliance of apparatus therein, absent Landlord's actual knowledge of such defect and failure to correct the same within a reasonable period of time.

29. Expansion.  Effective June 1, 1998, Tenant will occupy on all remaining
    ---------
    space on the second floor (west) of the Building. Said space measures approximately 8,175 square feet bringing the total square footage occupied to 28,686 square feet (entire 2nd and 3rd floors). Said space will be taken in "as-is" condition. Landlord will relocate all Tenants on the West side of the second floor by June 1, 1998 to provide a forty-five (45) day construction period for Tenant prior to Rent Commencement. Prior to executing this Lease, Landlord will provide Tenant with a schedule of lease expiration dates for all second floor (West) tenants. Any tenants with expiration dates prior to June 1, 1998 will not be offered any extension rights beyond June 1, 1998 and will be required to relocate by such date. Any Tenants with expiration dates after June 1, 1998, will also be required to relocate by such date, however these tenants will be reimbursed by Tenant for actual moving expenses in an amount not to exceed $1.00 per square foot. Reimbursement will only be paid upon submission of invoices for actual moving expenses incurred.

30. Rent Escalation.  Monthly and annual rent will escalate by three percent
    ---------------
    (3%) annually in accordance with the following schedule (includes 2nd floor expansion area):

                    Period                     Monthly     Annually
                    ------                     -------     --------
       July 15, 1998 through July 14, 1999    $20,928.83  $251,145.96
       July 15, 1999 through July 14, 2000    $21,556.69  $258,680.28
       July 15, 2000 through July 14, 2001    $22,203.39  $266,440.68
       July 15, 2001 through July 14, 2002    $22,869.49  $274,433.88
       July 15, 2002 through July 14, 2003    $23,555.58  $282,666.96
       July 15, 2003 through July 14, 2004    $24,262.25  $291,147.00
       July 15, 2004 through July 14, 2005    $24,990.11  $299,881.32
       July 15, 2005 through July 14, 2006    $25,739.82  $308,877.84
       July 15, 2006 through July 14, 2007    $26,512.01  $318,144.12

31. Rent Abatement.  All Terms and conditions of this Lease will commence on
    --------------
    June 15, 1997, however payment of monthly rent will not begin until July 15, 1997.

32. Tenant Improvements.  Landlord will deliver the Premises in "as is"
    -------------------
    condition. While Tenant will be responsible for its own improvement work, Landlord agrees to diligently review and approve Tenant's construction drawings so that improvements may commence as soon as possible.

    Landlord will allow Tenant to install a card access to its premises or other such systems, restricting access to its premises, as well as a security system.

    Landlord will allow Tenant to install a UPS systems and a backup diesel-powered generator on a concrete pad to be located immediately adjacent to the Building.

    Tenant shall hold Landlord and Landlord's Agent harmless for work performed by other contractors. Tenant shall provide to Landlord's Agent evidence of full payment of all contractors at completion of project.

    All contractors must have evidence of license and insurance. Tenant shall supply to Landlord all certificates of insurance and licenses before work is to commence. All contractors will sign lien release forms with respect to Landlord and Landlord's Agent with sole remedy for payment placed with the Tenant.

    Tenant shall supply to Landlord's Agent evidence of final inspection from the governing municipality as well as certification from Tenant's architect of completion of improvements.

33. Landlord Improvements.  Landlord, at its cost, will renovate the Common
    ---------------------
    Areas of the Building to include carpeting all corridor areas, replacing all ceilings and lighting and replacing all wall covering including the main lobby on the ground floor and second floor. Landlord will consult with Tenant regarding Common Area renovations for color and finish selections and submit such selections for approval by Tenant.

    Landlord will also pressure wash the exterior of the Building as well as provide exterior landscaping upgrades. Landlord will consult with Tenant regarding the scope and content of such landscaping upgrades. Landlord will also re-stripe the parking lot.

    Landlord will install a new sign in the existing monument in front of the Building, in consultation with Tenant, identifying the Building as the Market Connections Building (or such other name as Tenant may designate). Landlord will also install a new directory in the Building lobby identifying Tenant and the Building as well as other Building occupants.

34. Exterior Signage.  Tenant, at its cost, will have the right to place a
    ----------------
    tenant identification sign on the top face of the Building subject to city and park codes and covenants. Landlord will not permit any exterior signage to any existing or future Tenant without the prior approval of Tenant.

35. Parking.  Parking will be provided in the lot surrounding the Building to
    -------
    accommodate up to 225 vehicles including twenty five (25) reserved spaces. Parking will be at no charge to Tenant. Landlord, at its cost and expense, will maintain, repair, and if necessary, resurface and/or repave the parking lot as the same shall be required.

36. Operating Hours.  Tenant requires extended operating hours with a partial
    ---------------
    staff occupying the Premises twenty four (24) hours a day, seven (7) days a week. Landlord will provide and maintain all services as outlined in Paragraph 4 herein.

37. Extension Option.  So long as this Lease is in full force and effect and
    ----------------
    Tenant is not in default hereunder, Tenant shall have the option (the "Extension Option") to extend the Term for the entire Premises for two (2) additional periods of five (5) years each (collectively, the "Extension Periods") subject to the following terms and conditions:

    a. Tenant shall have give Landlord written notice of its exercise of the Extension Option on or before one hundred eighty (180) days prior to the expiration of the Term or the expiration of the current Extension Period, as applicable.

    b. The terms and conditions of this Lease, as it may have been amended from time to time, shall remain in full force and effect during any Extension Period except that the rent for the first option period will be $11.00 per square foot (year 11) continuing to escalate at three percent (3%) annually. Rent for the second option period (year 16) will be $12.50 per square foot continuing to escalate at three percent (3%) annually.

    d. At least thirty (30) days before the commencement of an Extension Period, Landlord and Tenant agree to enter into an amendment to this Lease to evidence the exercise of the Extension Option.

    e. In conjunction with Tenant's exercise of the first extension option, Landlord will provide a refurbishment allowance not to exceed three dollars ($3.00) per square foot for Tenant's use in replacing the carpet throughout the Premises, repainting, etc.

38. Tenant's First Refusal Right.  Landlord grants to Tenant a pre-emptive
    ----------------------------
    right (the "First Refusal Right") to lease the First Refusal Space, as hereinafter defined, at any time during the Term as such space becomes available, on and subject to the following terms and conditions. The First Refusal Right is not effective or exercisable by Tenant during the existence of a default by Tenant under this Lease.

    a. The "First Refusal Space" shall mean the entire ground floor of the building more particularly shown on EXHIBIT "A", attached hereto. However, in the event that Landlord adds an expansion onto the Building in the future, then said First Refusal Right shall not apply to said expansion.

    b. Should Landlord receive from a prospective third-party tenant, or the existing Tenant in the space, an offer to lease the First Refusal Space which Landlord is willing to accept (the "Third-party Offer"), Landlord agrees promptly to so notify Tenant in writing of the Third-party Offer. Tenant shall have a period of seven (7) days after the date of the notice of Tenant within which to exercise the First Refusal Right (the "Acceptance Period") by delivery to Landlord of written notice of its exercise on or before the last day of the Acceptance Period. If Tenant fails to duly and timely exercise the First Refusal Right, or elects not to exercise the First Refusal Right, the same shall lapse and Landlord shall be free to lease the First Refusal Space to the third party or the existing Tenant submitting the Third-Party Offer.

    c. Within fifteen (15) days after the effective date of Tenant's exercise of the First Refusal Right, Landlord and Tenant shall enter into an amendment to this Lease adding the First Refusal Space to the Premises which amendment shall subject the First Refusal Space to the terms and provisions of the Lease, including the rental rate in effect at the time the First Refusal Right is exercised, or the rental rate being paid by the tenant currently occupying, whichever is lower.

    d. If Tenant fails to or elects not to exercise the First Refusal Right and the third party submitting the Third-Party Offer or existing Tenant does not lease the First Refusal Space, the First Refusal Space shall again become subject to the First Refusal Right herein contained as to any subsequent Third-party Offer submitted to Landlord.

    e. In no event shall Tenant exercise its First Refusal Right and then sublet to a third party at a higher rent unless Landlord approves, and Landlord gets the benefit of the higher rent.

39. Building Expansion.  In the event that Landlord desires to expand the
    ------------------
    Building, then Landlord shall first submit all plans and specifications to Tenant for Tenant's review of the architectural design, building materials, and site plan, and subsequent approval or disapproval, which shall not be unreasonably withheld. Landlord , if said expansion takes place, plans to use the same materials, architectural design of the existing Building, and conform to the codes of Norfolk and the Norfolk Commerce Park. In the event of expansion, Landlord shall continue to maintain parking spaces equal to the sum of (i) 225 required spaces for Tenant hereunder, plus (ii) the number of parking spaces required under the then current zoning ordinance of the City of Norfolk, Virginia for the same square footage of such expansion plus the square footage of the Building which is not to be occupied by Tenant.

IN WITNESS WHEREOF any individual parties hereto have hereunto set their hands and seals and any corporate parties have caused this Lease to be executed in their respective names and behalves by their respective Presidents or Vice Presidents and their respective corporate seals to be affixed and attested by their respective Secretaries or Assistant Secretaries, all as of the day and year first above written.


                                 LANDLORD:   SPENCO, LTD.



ATTEST:                                  By: [SIGNATURE APPEARS HERE]
                                            -------------------------------
                                         Its: GENERAL PARTNER
                                             ------------------------------
                                         Date: 4-15-97
[SIGNATURE APPEARS HERE]                      -----------------------------
--------------------------------
Secretary or Assistant Secretary


Date: 4/15/97                    TENANT:      BORON, LEPORE & ASSOC., INC.
     ---------------------------


ATTEST:                                  By: [SIGNATURE APPEARS HERE]
                                            -------------------------------
                                         Its: PRESIDENT
                                             ------------------------------
                                         Date: 4-16-97
                                              -----------------------------
[SIGNATURE APPEARS HERE]
--------------------------------
Secretary or Assistant Secretary


Date: 4/16/97
     ---------------------------